SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.      )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               NEFF CORPORATION
               (Name of Registrant as Specified in Its Charter)


                                      N/A
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                               [GRAPHIC OMITTED]


                                                                 April 20, 2001


Dear Stockholder:



     Please accept this invitation to attend our Annual Meeting of Stockholders on Friday, June 1, 2001 at 10:00 a.m eastern daylight savings time. This year's meeting will be held at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida.

     At the Annual Meeting you will be asked to (1) elect two directors and (2) ratify the selection of Neff's independent auditors for 2001. Your vote is important. I urge you to complete, sign and return the enclosed proxy card. This way your shares will be voted as you direct even if you do not attend the meeting. By returning the proxy card promptly, you will help Neff avoid additional solicitation costs.

   I look forward to seeing you on June 1, 2001.




                                              Sincerely,




                                              /s/ Peter G. Gladis
                                              President and
                                                Chief Executive Officer

                                  NEFF CORP.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 1, 2001




To Our Stockholders:

     The 2001 Annual Meeting (the "Annual Meeting") of Stockholders of Neff Corp. ("Neff" or the "Company") will be held at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida, on June 1, 2001, at 10:00 a.m. eastern daylight savings time. The purpose of the meeting is to consider and act upon the following:

     1. The election of two directors to serve for the ensuing three years.

     2. The selection of Deloitte & Touche LLP as Neff's independent public accountants for the year ending December 31, 2001.

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the Annual Meeting.




                                        /s/ Peter G. Gladis
                                        President and Chief Executive Officer


PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                                  NEFF CORP.
                  3750 N.W. 87th Avenue, Miami, Florida 33178


                                PROXY STATEMENT
                                April 20, 2001

     The Board of Directors (or the "Board") is soliciting proxies to be used at the 2001 Annual Meeting to be held at 10:00 a.m. eastern daylight savings time, June 1, 2001, at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida.

     This Proxy Statement and an accompanying proxy are being mailed to stockholders on or about April 23, 2001, together with Neff's 2000 Annual Report, which includes audited financial statements for the year ended December 31, 2000. The Consolidated Balance Sheets as of December 31, 2000 and 1999 and the Consolidated Statements of Operations, the Consolidated Statements of Stockholders' Equity, the Consolidated Statements of Cash Flows, and the Notes to Consolidated Financial Statements (each of such Statements being for the years ended December 31, 2000, 1999 and 1998), audited and contained in Neff's 2000 Annual Report, are incorporated herein by reference to that Report.

Who Can Vote

     Record holders of Common Stock at the close of business on March 30, 2001 are entitled to notice of and to vote at the meeting. On that date, there were 16,065,350 shares of Class A Common Stock and 5,100,000 shares of Class B Special Common Stock outstanding. Each Stockholder has one vote for each share of Class A Common Stock and one vote for each share of Class B Special Common Stock. Holders of Class A Common Stock and Class B Special Common Stock will vote together, without regard to class, on the matters to be voted upon at the meeting. Holders of Class A Common Stock have 75.9% of the general voting power; holders of Class B Special Common Stock have the remaining 24.1% of the general voting power.

How You Can Vote

     If you sign and return the proxy before the Annual Meeting, we will vote your shares as specified in the proxy. You may specify on your proxy whether or not your shares should be voted for the nominees for director. If you do not indicate any specific voting instructions, the proxy will be voted in favor of the directors nominated and in the named proxies' discretion as to other matters at the Annual Meeting.

How You Can Revoke Your Proxy

     You can revoke your proxy at any time before it is exercised by:

     o submitting written notice of revocation to the Secretary of the Company;

     o submitting another proxy that is properly signed and later dated; or

     o voting in person at the Annual Meeting.

Required Votes

     A majority of the votes that could be cast in the election or on a proposal by stockholders who are either present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director and to approve the proposal to select Deloitte & Touche LLP as Neff's independent public accountants for the year ending December 31, 2001.

     The total number of votes that could be cast at the Annual Meeting is the number of votes actually cast plus the number of abstentions. In accordance with Delaware law, if a stockholder abstains from voting on an action, that stockholder's shares will still be counted for determining whether the requisite number of stockholders attended the meeting. Abstentions have the effect of a vote "against" any matter as to which they are specified.

     Rule 452 of the New York Stock Exchange permits its members to vote shares held by them as nominees on certain discretionary or routine matters without instructions from the beneficial owner, provided that the broker has furnished the beneficial owner with proxy materials and received no voting instructions in advance of the Annual Meeting. If a matter is not discretionary or routine for Rule 452 purposes, a broker or bank is not permitted to vote stock held in street name on such matter in the absence of instructions from the beneficial owner of the stock. If a broker does not vote on any particular action because it does not have the authority to do so (a "broker non-vote"), but does vote on other actions, the shares will still be counted for determining whether the requisite number of stockholders attended the meeting. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any matters being voted on at the meeting.

Other Matters to be Acted Upon at the Annual Meeting

     We do not know of any other matters to be presented or acted upon at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

               OWNERSHIP OF SHARES BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 30, 2001, information regarding the beneficial ownership of Class A Common Stock and Class B Special Common Stock by (1) each person whom Neff knows beneficially owns 5% or more of any class of Neff's voting securities; (2) each current director and the named executive officers set forth in the Summary Compensation Table and (3) all current directors and executive officers as a group. Unless otherwise indicated, (1) each such Stockholder has sole voting and investment power with respect to the shares beneficially owned by such Stockholder and (2) has the same address as Neff.

                                      Number of Shares                              Number of Shares
                                         of Class A           Percent of Class     of Class B Special     Percent of Class
Name of Beneficial Owner              Common Stock (1)              Owned           Common Stock (1)           Owned
------------------------              ----------------        ----------------     ------------------     ----------------
Jorge Mas .....................           3,802,744(2)(3)          18.0%                      --                 --
Juan Carlos Mas ...............           2,381,303(2)(4)          11.3                       --                 --
Jose Ramon Mas ................           2,381,303(2)(5)          11.3                       --                 --
General Electric Capital
  Corporation .................           5,100,000(6)             24.1                5,100,000(6)             100%
Santos Fund I, L.P. ...........             900,000(7)              4.3                       --                 --
Kevin P. Fitzgerald ...........             411,945(2)(8)           1.9                       --                 --
Peter G. Gladis ...............              73,334                  *                        --                 --
Mark H. Irion .................               3,334                  *                        --                 --
Arthur B. Laffer ..............              68,000                  *                        --                 --
Joel-Tomas Citron .............              70,000                  *                        --                 --
Michael Markbreiter ...........                  --                  *                        --                 --
Steven D. Scheiwe .............                  --                  *                        --                 --
All current directors and
  executive officers as a group
  (9 persons) .................           8,780,018(2)             41.5%                      --                 --

----------------
 *  Less than 1 percent.

(1) A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Shares each identified person has a right to acquire within 60 days of the date of the table set forth above are deemed to be outstanding in calculating the percentage ownership of such stockholder, but are not deemed to be outstanding when calculating the percentage ownership of any other person.
(2) Excludes shares beneficially owned through Santos Fund I, L.P. ("Santos").
(3) Includes shares beneficially owned by Jorge Mas Holding I Limited
    Partnership.
(4) Includes shares beneficially owned by Juan Carlos Mas Holding I Limited Partnership.
(5) Includes shares beneficially owned by Jose Ramon Mas Holding I Limited Partnership.
(6) Includes shares owned by GECFS, Inc., an affiliate of General Electric Capital Corporation ("GE Capital"). All of these shares are convertible into Class A Common Stock. GE Capital's and GECFS, Inc.'s address is 777 Long Ridge Road, Building B, First Floor, Stamford, CT, 06927.
(7) Santos is beneficially owned by Jorge Mas, Juan Carlos Mas, Jose Ramon Mas and Kevin P. Fitzgerald.
(8) Mr. Fitzgerald's address is c/o Globaltron, 100 N. Biscayne Blvd., Miami, FL, 33132. Mr. Fitzgerald resigned from the Company in June 2000.

                                  PROPOSAL 1

                             Election of Directors

     Pursuant to Neff's Certificate of Incorporation, the directors are divided into three classes serving three year terms. Two directors, comprising one class of directors, are to be elected at the Annual Meeting. Mr. Jorge Mas and Mr. Steven Scheiwe have been nominated for election as directors to hold office until the 2004 Annual Meeting and until their successors have been elected and shall qualify. Proxies may not be voted for more than two directors.


                                                      Principal Occupations                    Director     Term to
Name                           Age                   and Other Directorships                     Since      Expire
----                           ---    -----------------------------------------------------    --------     -------
Jorge Mas .................    38     Principal occupations: Chairman of the Board,             1995         2004
                                      MasTec, Inc. since January 1998, Chief Executive
                                      Officer, MasTec, Inc. from March 1994 to October
                                      1999.

                                      Other directorships: MasTec, Inc., Nova
                                      Southeastern University and Jorge Mas Canosa
                                      Freedom Foundation, Inc.

Steven D. Scheiwe .........    40     Principal occupations: Chief Executive Officer,           2001         2004
                                      Teletrac, Inc. since 1999, General Counsel and
                                      Secretary, Teletrac, Inc. from 1995 to 1999, General
                                      Counsel and Secretary, Premiere Page, Inc. from
                                      1988 to 1999.

                                      Other directorships: Nucentrix Broadband
                                      Networks, Inc.

     Terms of office of the five directors named below will continue until the Annual Meeting in the years indicated.


                                                     Principal Occupations                    Director     Term to
Name                          Age                   and Other Directorships                     Since      Expire
----                          ---    -----------------------------------------------------    --------     -------
Juan Carlos Mas ..........    35     Principal occupations: President, International           1995         2003
                                     Division, MasTec, Inc.

                                     Other directorships: Miami Childrens Hospital

Jose Ramon Mas ...........    29     Principal occupations: President, Mastec North            1995         2003
                                     America Local Exchange Network Services, a
                                     subsidiary of MasTec, Inc.

                                     Other directorships: none.

Arthur B. Laffer .........    60     Principal occupations: Chief Executive Officer,           1998         2002
                                     Laffer Associates, Laffer Advisors, Inc. and Laffer
                                     Investments.

                                     Other directorships: Nicholas Applegate Growth
                                     Equity Fund, Oxigene, Inc., MasTec, Inc., Pacificare
                                     Health Systems and Vivendi Environment.

                                                    Principal Occupations                    Director     Term to
Name                         Age                   and Other Directorships                     Since       Expire
----                         ---    -----------------------------------------------------    --------     -------
Joel-Tomas Citron .......    37     Principal occupations: Chief Executive Officer,           1998         2002
                                    MasTec, Inc. since October 1999 and President,
                                    MasTec, Inc. since May 1999, Managing Partner,
                                    Triscope Capital, LLC, a private investment
                                    partnership from January 1998 to December 1998,
                                    Chairman of the Board, Proventus AB from
                                    January 1992 to December 1997.

                                    Other directorships: MasTec, Inc., Telergy, Inc.,
                                    Oxigene, Inc. and Proflowers.com.

Michael Markbreiter .....    38     Principal occupations: Portfolio manager, Sofaer          2000         2002
                                    Capital, Inc. since December 2000, management
                                    consulting and investing for Displaytech, Inc. since
                                    February 2000 and Teletrac, Inc. from September
                                    1999 to March 2000, portfolio manager for Kingdon
                                    Capital Management Corp., a manager of
                                    investment funds from March 1995 to
                                    December 1998.

                                    Other directorships: Impax Laboratories

     Jorge Mas, Juan Carlos Mas and Jose Ramon Mas, all of whom are members of the Board of Directors, are brothers. There are no other family relationships among the members of the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE TWO NOMINEES.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met 2 times during the year ended December 31, 2000. Each director attended at least seventy-five percent of the sum total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he served.

     In March 2000, the Board of Directors formed a special committee (the "Special Committee") to evaluate any business combination proposals the Company received. The members of the Special Committee were Messrs. Laffer, Markbreiter and Dean. The Special Committee met numerous times in fiscal year 2000 and was dissolved in March 2001.

     The Board of Directors has established an Audit Committee. The current members of the Audit Committee are Messrs. Laffer, Markbreiter and Scheiwe. During 2000, the members of the Audit Committee were Messrs. Laffer and Markbreiter and Mr. Paul E. Dean. The Audit Committee met 3 times during the year ended December 31, 2000. The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions and recommends our independent accountants to the Board. In addition, the committee monitors the non-audit services of our independent accountants. The members of the Audit Committee are "independent" as defined by the rules of the New York Stock Exchange. The Board of Directors has adopted an Audit Committee Charter which is attached as Appendix A to this Proxy Statement.

     The Board of Directors has not established a nominating committee or a compensation committee. In fiscal year 2000, the entire Board of Directors determined the compensation of the Company's Chief Executive Officer and all other corporate officers and administered the Company's incentive stock plans, including the 1998 Incentive Stock Plan and the 1999 Incentive Stock Plan.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee has considered whether the independent auditors provision of any information technology services and other non-audit services to the Company is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Audit Committee

Arthur B. Laffer
Michael Markbreiter

     The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities

Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MasTec, Inc., an affiliate of the Company controlled by four of the Company's Directors, Jorge Mas, Juan Carlos Mas, Jose Ramon Mas and Joel-Tomas Citron, purchased and leased construction equipment from the Company in 2000. Revenues from MasTec, Inc. during 2000 were $2.9 million. The Company believes that these payments were equivalent to the payments that would have been made between unrelated parties acting at arm's length.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Neff's directors and executive officers are required to file reports of initial ownership and changes of ownership of Class A Common Stock with the Securities and Exchange Commission and with the New York Stock Exchange. To the Company's best knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, the required filings of all directors and executive officers were filed timely, with the exception of the Form 3 for Mr. Markbreiter, which was filed late.

                      EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

     The following table sets forth information regarding the compensation for services in all capacities to the Company and its subsidiaries, of each individual who served as Neff's Chief Executive Officer in 2000 and Neff's Chief Financial Officer (collectively, the "named executive officers").

                          Summary Compensation Table

                                                                      Securities
                                                                      Underlying
Name and Principal Position      Year       Salary        Bonus      Options/SARs
---------------------------     -----    -----------   ----------   -------------
Peter G. Gladis .............   2000      $225,000            --            --
 President and Chief            1999       225,000      $ 75,000            --
 Executive Officer(1)           1998       185,000        75,000        60,000

Kevin P. Fitzgerald .........   2000      $132,692            --            --
 President and Chief            1999       250,000      $250,000            --
 Executive Officer(2)           1998       250,000       300,000       407,220

Mark H. Irion(3) ............   2000      $160,000            --            --
 Chief Financial Officer        1999       110,000      $ 60,000            --

----------------
(1) Mr. Gladis became President and Chief Executive Officer of the Company in June 2000. From September 1995 through May 2000, Mr. Gladis was Senior Vice President of Neff Rental, Inc., a wholly owned subsidiary of the Company.

(2) Mr. Fitzgerald resigned as President and Chief Executive Officer in June 2000. In addition to the amounts shown in the table, in June 2000 Mr. Fitzgerald received a severance payment of $175,000 upon his resignation in accordance with the terms of a Separation Agreement between Mr. Fitzgerald and the Company. The terms of this Separation Agreement are described below in "Employment Agreements; Change in Control Arrangements."

(3) Mr. Irion became the Chief Financial Officer of the Company's wholly owned subsidiary, Neff Rental, Inc., in September 1998. He became the Company's Chief Financial Officer in May 1999.

Stock Option Grants and Exercises

No stock options were granted to the named executive officers in 2000 and none of the named executive officers exercised any options in 2000. No awards under the Company's long-term incentive plan, the Phantom Stock Option Plan, were granted to the named executive officers in 2000.

     The following table provides information related to the number and value of options held by the named executive officers. The last sales price of Class A Common Stock as reported by the New York Stock Exchange on December 29, 2000 was $1.25.

                         Fiscal Year End Option Values

                              Number of Securities Underlying        Value of Unexercised
                               Unexercised Options at Fiscal        "In-the-Money" Options
                                         Year End                   at Fiscal Year End (1)
                              -------------------------------   ------------------------------
Name                           Exercisable     Unexercisable     Exercisable     Unexercisable
----                          -------------   ---------------   -------------   --------------
Peter G. Gladis
  President and Chief
  Executive Officer               43,334          16,666              $0              $0

Kevin P. Fitzgerald
  President and Chief
  Executive Officer(2)           411,945          16,666              $0              $0

Mark H. Irion
  Chief Financial Officer          3,334           1,666              $0              $0

----------------
(1) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option.

(2) Mr. Fitzgerald resigned as President and Chief Executive Officer in June
    2000.

Director Compensation

     In 2000, Messrs. Markbreiter and Dean each received payments of $25,000 as compensation for serving on the Special Committee of the Board of Directors.

Employment Agreements; Change in Control Arrangements

     Employment Agreements with Messrs. Gladis and Irion

     The Company has entered into Employment Agreements with Peter G. Gladis, the Chief Executive Officer and President of the Company and Mark H. Irion, the Chief Financial Officer of the Company.

     Mr. Gladis' employment agreement has an initial term of three years and will be automatically extended for one year periods unless either party terminates the agreement on six months advance notice. In the event of termination of Mr. Gladis' employment due to his Disability (as defined in the agreement) or death, the Company will pay Mr. Gladis or his estate as severance pay each month for the two (2) years immediately following the date of termination, the amount necessary to make up the difference between the amount of payments the executive would receive during that month under the disability insurance policies maintained by the Company and Mr. Gladis' base monthly salary on the date of termination. In the event the Company terminates Mr. Gladis' employment other than for Cause (as defined in the agreement), death or Disability or he terminates his employment for Good Reason (as defined in the agreement) or under certain circumstances following a Change in Control (as defined in the agreement), then (a) the Company must pay Mr. Gladis a lump sum amount equal to three times the sum of his base salary and bonus; (b) Mr. Gladis is entitled, for a period of three years, to continuation of coverage at the Company's expense of his life insurance, disability, medical and dental benefits and (c) all restrictions on any outstanding awards granted to Mr. Gladis will lapse and be immediately vested. Mr. Gladis is prohibited from competing with the Company during the term of the agreement and for one year after his employment with the Company terminates for any reason.

     Mr. Irion's employment agreement has an initial term of three years and will be automatically extended for one year periods unless either party terminates the agreement on six months advance notice. In the event of termination of Mr. Irion's employment due to his Disability (as defined in the agreement) or death, the Company will pay Mr. Irion or his estate as severance pay each month for the eighteen months immediately following the date of termination, the amount necessary to make up the difference between the amount of payments the executive would receive during that month under the disability insurance policies maintained by the Company and Mr. Irion's base monthly salary on the date of termination. In the event the Company terminates Mr. Irion's employment other than for Cause (as defined in the agreement), death or Disability or he terminates his employment for Good Reason (as defined in the agreement) or under certain circumstances following a Change in Control (as defined in the agreement), then (a) the Company must pay Mr. Irion a lump sum amount equal to one and one-half times the sum of his base salary and bonus;
(b) Mr. Irion is entitled, for a period of eighteen months, to continuation of coverage at the Company's expense of his life insurance, disability, medical and dental benefits and (c) all restrictions on any outstanding awards granted to Mr. Irion will lapse and be immediately vested. Mr. Irion is prohibited from competing with the Company during the term of the agreement and for one year after his employment with the Company terminates for any reason.

     Separation Agreement with Mr. Fitzgerald

     The Company entered into a separation agreement with Mr. Fitzgerald in June 2000 providing for Mr. Fitzgerald's resignation as Chief Executive Officer and President of the Company. The separation agreement provides that the Company will (a) make a lump sum payment of $175,000 to Mr. Fitzgerald and (b) continue coverage of Mr. Fitzgerald's life insurance, disability, medical and dental benefits for a twelve month period following his resignation. In accordance with a stock option agreement dated December 1, 1995 between the Company and Mr. Fitzgerald, options granted to Mr. Fitzgerald under the option agreement will remain exercisable for a five year period following his resignation. The severance agreement prohibited Mr. Fitzgerald from seeking to employ or employing any Company employee for the six month period following his resignation.

     Incentive Stock Plans

     The Company's incentive stock plans permit the Company to provide that recipients of awards granted pursuant to these plans shall receive certain benefits upon the occurrence of a change in control. A change in control is generally defined as (1) the acquisition by any person of more than 30% of the voting securities of the Company, (2) certain mergers involving the Company or
(3) the sale of all of the assets of the Company.

Report on Executive Compensation

     During the fiscal year ended 2000, decisions concerning compensation of executive officers were made by the entire Board of Directors.

     The Board of Directors is responsible for setting and administering executive officer compensation policies and programs. The Board of Directors is also responsible for determining the recipients and terms of options and other awards under the Company's incentive stock plans. The Board of Directors considers the recommendations of management when making determinations regarding executive compensation and awards under these plans.

     Philosophy

     The members of the Board of Directors believe that the Company's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its executive officers. Therefore, the Board believes that it is important to adopt compensation programs that:

   o enhance the Company's ability to attract and retain qualified executive officers while providing the financial motivation necessary to achieve continued high levels of performance;

   o provide a level of compensation that is competitive with a select group of successful national and regional construction equipment rental companies and dealerships that the Company believes are comparable to Neff;

   o stress stock ownership and, thereby, tie long-term compensation to increases in stockholder value as evidenced by price appreciation in the Class A Common Stock; and

   o emphasize teamwork, corporate efficiency and overall corporate results.

     The members of the Board believe, however, that fixed compensation formulas may not adequately reflect all aspects of the Company's and an individual executive officer's performance. Therefore, the Board has retained a high degree of flexibility in structuring Neff's executive compensation. This approach allows the Board annually to evaluate subjectively and reward each executive officer's individual performance and contribution to the Company's overall financial and operational success.

     The components of the Company's executive compensation program for fiscal year 2000 were annual compensation consisting of base salaries, and other benefits. Executive compensation is determined on the basis of total compensation rather than as separate free-standing components.

     Base Salary and Bonus

     The Board reviews each executive officer's base salary on an annual basis. In determining base salary compensation for fiscal year 2000, the Board considered financial and operational results of the previous fiscal year and the contributions made by the executive officers to the achievement of those results, and the compensation packages for executives of comparable position and responsibility in the industry. Mr. Gladis assists the members of the Board by making recommendations concerning salaries and bonuses to be paid to executive officers other than himself.

     To provide additional incentive to achieve outstanding performance, the Company in certain years awards cash bonuses to executive officers based on the Board's subjective evaluation of corporate and individual performance. No performance bonuses were given as part of executive compensation for fiscal year 2000.

     Long-Term and Other Incentive Compensation

     The Board believes that the financial interests of executive officers should be aligned closely with those of stockholders through stock ownership. Pursuant to the Company's incentive stock plans, the Board may grant stock options, stock appreciation and dividend equivalent rights, restricted stock, performance units and performance shares to employees, officers, employee directors, consultants and advisors of the Company. These awards are based upon an evaluation of the contribution of eligible individuals to the Company's long-term performance and the importance of their responsibilities within the Company. Stock options granted under the incentive stock plans generally have a term of ten years, vest over three years and have an exercise price equal to the fair market value of the Class A Common Stock on the grant date. Phantom Shares granted under the Company's Phantom Stock Plan generally vest over five years and must be redeemed by the Company within one year of vesting.

     In March 1999, the Company announced that it was evaluating strategic alternatives to enhance stockholder value. The Board decided not to grant any options or other stock-based awards under the Company's incentive stock plans while the Company was engaged in this process. The Board announced that this process had ended in February 2001 and the Company intends to resume granting stock-based awards under its incentive stock plans in 2001

     Chief Executive Officer. Mr. Gladis' compensation package for 2000 consisted of base salary. In approving Mr. Gladis' compensation arrangements, the Board took into account Mr. Gladis' performance at the Company and the Board also considered the overall compensation packages of other chief executive officers of companies in the construction equipment rental and dealership industries.

     Deductibility of Executive Compensation in Excess of $1.0 Million. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to a named executive officer. Exceptions are made for qualified performance-based compensation, among other things. The Board intends generally to structure its executive awards under the Company's incentive stock plans to take advantage of this Section 162(m) exception. However, the Board does not believe that it is necessarily in the best interest of the Company and its stockholders that all compensation meet the requirements of Section 162(m) for deductibility and the Committee may determine to award non-deductible compensation in such circumstances as it deems appropriate. Moreover, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                                   Jorge Mas
                                   Jose Ramon Mas
                                   Juan Carlos Mas
                                   Arthur B. Laffer
                                   Joel-Tomas Citron
                                   Michael Markbreiter

                            Stock Price Performance

     The following stock price performance chart compares cumulative total stockholder return, assuming reinvestment of dividends, for (1) the Class A Common Stock, (2) Standard & Poor's 500 Stock Index and (3) a Competitor Group Index, for the period indicated. The chart assumes that $100 was invested at May 22, 1998, the date Neff began trading on the New York Stock Exchange, at the initial public offering price of $14.00 per share. Past stock price performance is not necessarily indicative of future results.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       Assumes Initial Investment of $100

                               [GRAPHIC OMITTED]

Measurement Period
(Fiscal Year Covered)         Neff     Standard & Poor's 500    Competitor Group Index(1)
---------------------       -------    ---------------------    -------------------------
May 22, 1998............... $100.00          $100.00                  $100.00
December 31, 1998..........   44.64           111.71                    92.97
December 31, 1999..........   45.53           135.21                    53.10
December 31, 2000..........    8.93           122.91                    34.40

(1) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The Competitor Group includes three participants: National Equipment Services, Inc., Nationsrent, Inc. and United Rentals, Inc. Total return calculations were weighted according to the respective company's market capitalization.

                                  PROPOSAL 2

          Ratification of Selection of Independent Public Accountants

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the Company for 2001. As the Company's independent auditors, Deloitte & Touche LLP audits Neff's books of account and other corporate records. The Company's stockholders are being asked to ratify the selection of Deloitte & Touche LLP as Neff's independent auditors at the Annual Meeting. Deloitte & Touche LLP has served as the Company's independent auditors since 1996.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity, if he or she desires, to make a statement and will be available to answer appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the Company's independent auditor, for professional services in connection with the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the Company's interim financial statements included in quarterly reports on Form 10-Q in the year 2000 were $104,000.

Financial Information Systems Design and Implementation Fees

     The aggregate fees billed by Deloitte & Touche LLP, the Company's independent auditor, for financial information systems design and implementation services to the Company in fiscal year 2000 were $0.

All Other Fees

     The aggregate fees billed by Deloitte & Touche LLP, the Company's independent auditor, for services to the Company in fiscal year 2000 other than the services described under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, were $126,000. These other services included tax advisory services and assistance with due diligence procedures.

Annual Report

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission, will be mailed without charge to stockholders upon request. Requests should be addressed to the Company, 3750 NW 87th Avenue, Suite 400, Miami, Florida, 33178, Attention: Jamal Garcia, Investor Relations. The Form 10-K includes certain exhibits that will be provided only upon payment of a fee covering the Company's reasonable expenses.

SOLICITATION OF PROXIES, STOCKHOLDER PROPOSALS AND OTHER MATTERS

     The cost of this solicitation of proxies will be borne by Neff. In addition to the use of the mails, Company officials may solicit proxies in person and by telephone or telegraph, and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Class A Common Stock.

     Proposals of stockholders intended to be presented at the Annual Meeting to be held in the year 2002 must be received by Neff no later than April 2, 2002 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

     The Company is not aware of any other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

     Please complete, sign, date and return your proxy promptly to make certain your shares of Class A Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.


                                        For the Directors,




                                        /s/ Peter G. Gladis
                                        President and Chief Executive Officer


                           YOUR PROXY IS IMPORTANT.
                      PLEASE SIGN, DATE AND MAIL IT TODAY.

                               [GRAPHIC OMITTED]


                        Annual Meeting of Shareholders


                                 Hotel Sofitel
                            5800 Blue Lagoon Drive
                                Miami, Florida


                                 June 1, 2001
                                   10:00 A.M.



                           - FOLD AND DETACH HERE -


                 PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
               SOLICITED BY THE BOARD OF DIRECTORS OF NEFF CORP.

     The undersigned hereby constitutes and appoints Jorge Mas and Peter Gladis (the "Proxies"), or any one of them with full power of substitution, attorneys and proxies for the undersigned to vote all shares of Common Stock of Neff Corp. (the "Company") that the undersigned would be entitled to vote at the 2001 Annual Meeting of Shareholders to be held at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida 33126, at 10:00 a.m. on Friday, June 1, 2001, or any adjournments or postponements thereof, on the following matters coming before the Annual Meeting:


(1) Election of two (2) Class II Directors as described in the Proxy Statement of the Board of Directors.


     [ ] FOR the nominees listed below     [ ] WITHHOLD AUTHORITY to vote
                                               for the nominees listed below

                                   JORGE MAS
                               STEVEN D. SCHEIWE

          (To withhold authority to vote for any individual nominee, write the nominee's name below:)

                                                                                          FOR     AGAINST     ABSTAIN
(2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the    [ ]       [ ]         [ ]
    fiscal year ending December 31, 2001.

                    (Continued and to be signed on reverse)

                           - FOLD AND DETACH HERE -




(3) In their discretion, upon any other business which may properly be presented at the Annual Meeting or any adjournments or postponements thereof.


     Receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated April 20, 2001, and the Company's Annual Report on Form 10-K for the year ended December 31, 2000 is acknowledged.


ANY PROPER PROXY RECEIVED BY THE COMPANY AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES "FOR" THE NOMINEES AND THE PROPOSALS SET FORTH ABOVE.


                                             Date:                        , 2001
                                                  ------------------------

                                             Signature:
                                                       -------------------------

                                             Signature:
                                                       -------------------------

                                             (Please sign exactly as your name
                                             or names appear on this proxy.
                                             When signing as executor,
                                             guardian, trustee, joint owners,
                                             agent, authorized representative
                                             or a corporate owner, or other
                                             representative, please give your
                                             full title as such.)